WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2008

___________MVP NETWORK, INC.___________
 (Exact name of registrant as specified in its charter)

Nevada	0-5833	94-1713830
(State of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

 110 North Jefferson Avenue, St. Louis, Missouri 63103
   (Address of principal executive offices, zip code)

_______________(314) 241-0070______________
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective October 31, 2008, MVP Network, Inc. (the “Company”) completed its acquisition of MVP Network Online Games, Inc., a Nevada corporation (“MVP Online Games”). The acquisition is described in detail in a pre-effective amendment to a registration statement on Form S-4 filed by the Company with the Securities and Exchange Commission on August 12, 2008 (the “Form S-4 Registration Statement”).

MVP Online Games is a Nevada corporation formed in August 2004 that develops and distributes multi-player online computer sports games.  In September 2006, MVP Online Games acquired Online Exchange, Inc. and MVP Network, LLC, two related party companies that had been engaged in the development of multi-player online computer games since 1994 and 2000, respectively.  MVP Online Games owns multiple websites featuring online computer golf games, stock car racing games, a Liar’s Poker game and a soccer game.  The golf game allows customers on the Internet to play online golf against other customers around the world for cash and prizes.  The Company’s 3-Dimensional interactive technology gives game players real competition in live online tournaments.  MVP Online Games has developed proprietary in-game voice communications with voice-over IP technology that allows game players to talk to the other players around the world while they play.  All MVP online games feature real world physics to add to the excitement of playing.  For a more detailed description of the business and assets of MVP Online Games, please refer to that discussion contained in the Company’s Form S-4 Registration Statement which is incorporated herein by this reference.

As described in the Form S-4 Registration Statement, the acquisition of MVP Online Games was a related party transaction.  Both the Company and MVP Online Games have the same directors and executive officers.  Paul A. Schneider, Timothy R. Smith and Debbra Schneider serve as the directors of both companies.  Paul A. Schneider serves as a chief executive officer, president and chairman of both the Company and MVP Online Games.  Timothy R. Smith serves as vice-president, treasurer, vice-chairman, chief financial officer and principal accounting officer of both the Company and MVP Online Games.  Debbra Schneider serves as the secretary of both the Company and MVP Online Games.  Immediately prior to the closing of the acquisition, Paul A. Schneider owned 80,000,000 shares or approximately 84.32%, of the outstanding shares of MVP Online Games common stock.  Immediately prior to the closing of the acquisition, Paul A. Schneider and Timothy R. Smith owned 35,788,096 shares (approximately 33.56%) and 31,327,500 shares (approximately 29.38%), respectively, of the Company’s outstanding common stock.

Stockholders of MVP Online Games received four (4) shares of the Company’s common stock for each one (1) share of MVP Online Games common stock that they held immediately prior to the acquisition.  As a result, approximately 374,000,544 shares of MVP Online Games common stock were issued to the former stockholders of MVP Online Games in connection with the acquisition of MVP Online Games, less 39,576,168 shares of MVP Network common stock cancelled by Paul A. Schneider pursuant to the merger agreement.  As a result, there are now approximately 442,668,192 shares of MVP Network common stock issued and outstanding following consummation of the acquisition, and MVP Online Games, is now a wholly-owned subsidiary of MVP Network.

The terms of the acquisition of MVP Online Games were agreed to in this related party transaction by the directors of both companies, based upon their belief that the terms of the acquisition were fair to the shareholders of both companies.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Financial statements of MVP Online Games have been included in the Form S-4 Registration Statement. If the acquisition of MVP Online Games by the Company is determined to be an acquisition involving a significant amount of assets, then current financial statements of MVP Online Games shall be added by amendment to this Form 8-K Current Report.

(b) Proforma financial information.

Proforma financial information has been included in the Form S-4 Registration Statement.  If the acquisition of MVP Online Games by the Company is determined to be an acquisition involving a significant amount of assets, then current proforma financial information shall be added by amendment to this Form 8-K Current Report.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit No.                                Description

2.1	Agreement and Plan of Reorganization by and	Incorporated by reference
	among MVP Network, Inc., MVP Merger Corp.	from the Company’s Current
	and MVP Online Games, Inc.	Report on Form 8-K filed on
November 22, 2006

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this communication include expectations about the timing of the merger and the satisfaction of closing conditions to the transaction. Actual results may differ materially from those contained in the forward-looking statements in this communication. MVP Network, Inc. and MVP Online Games undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP NETWORK, INC.

Date: November 6, 2008	By:	/s/ Paul A. Schneider
Paul A. Schneider
CEO